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                                            File No. 333-16279
                                            Filed under Rule 424(b)(3)
           First Golden American Life Insurance Company of New York

                             Prospectus Supplement

                                August 18, 1998

                                    to the
                        Prospectus dated May 1, 1998 for
                                Empire PrimElite
           Deferred Combination Variable and Fixed Annuity Contracts



   |------------------------------------------------------------------------|
   | The substitution of shares of each portfolio of the Equi-Select Series | | Trust with shares of similar portfolios of The GCG Trust as described | | in your current Prospectus was effected as of close of business on |
   | August 14, 1998.                                                       |
   |                                                                        |
   | In addition to the Series of The GCG Trust that have been available to | | you as investment options prior to the substitution, the following | | Series are now available to you as additional investment options in | | replacement of the Equi-Select Series Trust Portfolios which as of the |
   | substitution are no longer available:                                  |
   |                                                                        |
   |                       Research Series                                  |
   |                       Total Return Series                              |
   |                       Mid-Cap Growth Series                            |
   |                                                                        |
   | If you have  any questions regarding the  substitution, please contact |
   | Customer Service at 800-963-9539.                                      |
   |------------------------------------------------------------------------|


     This supplement should be retained with your Empire PrimElite Prospectus.



     PE-NY-CON                                                        8/18/98